Exhibit 99.1

FOR IMMEDIATE RELEASE
	Contact:	Paul Caminiti/Carrie Bloom/Jonathan Doorley Sard Verbinnen & Co 212-687-8080
VECTOR GROUP ANNOUNCES PRIVATE OFFERING OF
$60 MILLION AGGREGATE PRINCIPAL AMOUNT
OF 11% SENIOR SECURED NOTES
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     MIAMI, FL, August 27, 2009 — Vector Group Ltd. (NYSE: VGR) (the “Company”) announced today that it is offering $60 million aggregate principal amount of 11% Senior Secured Notes due 2015 (the “Notes”) to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), to persons outside of the United States in compliance with Regulation S under the Securities Act and to a limited number of other institutional accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Securities Act. The Notes will be fully and unconditionally guaranteed on a joint and several basis by all of the wholly-owned domestic subsidiaries of the Company that are engaged in the conduct of the Company’s cigarette businesses. The Company expects the Notes to be issued at a discount to par.
     The Company intends to use the net proceeds of the issuance for general corporate purposes.
     This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes. The Notes have not been registered under the Securities Act, or the securities laws of any other jurisdiction. Unless so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and the applicable securities laws of any other jurisdiction.
     This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “anticipates”, “believes”, “estimates”, “expects”, “plans”, “intends” and similar expressions. These statements reflect the Company’s current beliefs and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements.
     Vector Group is a holding company that indirectly owns Liggett Group LLC and Vector Tobacco Inc. and directly owns New Valley LLC.
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